Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Smart Powerr Corp. of our report dated March 28, 2025 relating to the financial statements for the year ended December 31, 2024, which appear in the 2024 Annual Report on Form 10-K.

/s/ Enrome LLP

Singapore

April 18, 2025

PCAOB ID #6907

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